EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Fourth Amendment”) is made as of January 29, 2014 (the “Effective Date”), by and among ESSEX PORTFOLIO, L.P., a California limited partnership (“Borrower”), the lenders which are parties hereto (collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (in such capacity, “Administrative Agent”) and L/C Issuer.

BACKGROUND

A.                 Administrative Agent, Lenders, and Borrower entered into that certain Amended and Restated Revolving Credit Agreement, dated as of September 16, 2011, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 31, 2012, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of August 30, 2012, and as further amended by that certain Third Amendment to Amended and Restated Revolving Credit Agreement, dated as of January 22, 2013 (as so amended, the “Credit Agreement”), pursuant to which Lenders agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to Six Hundred Million Dollars ($600,000,000) (the “Credit Line”).

B.                  Borrower has requested that Lenders and Administrative Agent modify the Credit Agreement to, among other things, (i) increase the Credit Line to the maximum principal amount of One Billion Dollars ($1,000,000,000) (the “Increased Commitment Amount”) and (ii) to increase the Commitments of certain existing Lenders under the Credit Agreement (collectively, “Existing Lenders” and each, an “Existing Lender”) and to add additional Lenders under the Credit Agreement (collectively, “Additional Lenders” and each, an “Additional Lender”).  Existing Lenders and Additional Lenders are identified on Exhibit A attached hereto.  Lenders and Administrative Agent are willing to make such modifications, and to make certain other modifications, to the Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.                   Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.                   Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           The cover page of the Credit Agreement is hereby amended by deleting the phrase “PNC Capital Markets LLC, as Sole Lead Arranger and Sole Book Runner” and replacing it with the following:

“PNC Capital Markets LLC, U.S. Bank, N.A., and Union Bank, N.A., as Joint Lead Arrangers and Joint Book Runners

U.S. Bank, National Association, and Union Bank, N.A., as Co-Syndication Agents

Wells Fargo Bank, National Association, CitiBank, N.A., and JPMorgan Chase Bank, N.A., as Co-Documentation Agents

Bank of the West, Regions Bank, Capital One, HSBC Bank USA, National Association, and Bank of Montreal, as Co-Managing Agents”

(b)          The definition of “Applicable Committed Loan Margin” in Article 1 is hereby amended and restated to read in full as follows:

““Applicable Committed Loan Margin” means the Applicable LIBOR Committed Loan Margin or the Applicable Reference Rate Committed Loan Margin determined from the following pricing grid based on the current published or private ratings of Guarantor’s senior unsecured long term debt, as provided below:

TIER	GUARANTOR’S SENIOR UNSECURED LONG TERM DEBT RATING	APPLICABLE LIBOR COMMITTED LOAN MARGIN (BPS)	FACILITY FEE (BPS PER ANNUM)	APPLICABLE REFERENCE RATE COMMITTED LOAN MARGIN (BPS)
I	A- and/or A3 or better	85	15	0
II	BBB+ and/or Baal	95	15	0
III	BBB and/or Baa2	105	20	5
IV	BBB- and/or Baa3	135	25	35
V	Less than BBB- and/or Baa3	180	25	80

Borrower shall provide to Administrative Agent written evidence of the current rating or ratings on Guarantor’s senior unsecured long term debt by any of Moody’s, S&P and/or Fitch, if such rating agency has provided to Guarantor a rating on such senior unsecured long term debt, which evidence shall be reasonably acceptable to Administrative Agent; provided, that, at a minimum, Guarantor must provide such a rating from either Moody’s or S&P.  In the event that Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody’s and S&P, (b) both Moody’s and Fitch, (c) both S&P and Fitch, or (d) each of Moody’s, S&P and Fitch, and there is a difference in rating between such rating agencies, the Applicable Committed Loan Margin shall be based on the higher rating.  Changes in the Applicable Committed Loan Margin shall become effective on the first day following the date on which any of Moody’s, S&P or Fitch that has provided Guarantor a rating on Guarantor’s senior unsecured long term debt changes such rating.  Borrower shall notify Administrative Agent of any such changes in Guarantor’s senior unsecured long term debt pursuant to and in accordance with Section 6.4(i).”

(c)           The definition of “Arranger” in Article 1 is hereby amended and restated to read in full as follows:
““Arranger” means PNC Capital Markets LLC, U.S. Bank, N.A., and Union Bank, N.A., in their capacities as joint lead arrangers and joint book runners.”

(d)          The definition of “Capitalization Rate” in Article 1 is hereby amended and restated to read in full as follows:

““Capitalization Rate” means (A) 6.00% from the Fourth Amendment Effective Date through the Original Maturity Date and (ii) 6.50% during the Extension Period (if exercised).”

(e)           The definitions of “Core Markets,” “First Extension Period” and “Second Extension Period” in Article 1 are hereby deleted in their entirety.

(f)           The definition of “Extended Maturity Date” in Article 1 is hereby amended and restated to read in full as follows:

““Extended Maturity Date” means the date that immediately follows the expiration of the Extension Period, if the extension option for the Extension Period is duly exercised by Borrower hereunder.”

(g)          The definition of “Extension Period” in Article 1 is hereby amended and restated to read in full as follows:
““Extension Period” shall mean the consecutive eighteen (18) month period immediately following the Original Maturity Date, as set forth in Section 2.9 hereof.”

(h)          The definition of “FATCA” is hereby added in Article 1 as follows:
““FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.”

(i)            The definition of “Fourth Amendment Effective Date” is hereby added in Article I as follows:

““Fourth Amendment Effective Date” shall mean the “Effective Date” as defined in that certain Fourth Amendment to Amended and Restated Revolving Credit Agreement dated January 29, 2014, by and among Borrower, Lenders, and Administrative Agent.”

(j)             The definition of “Maturity Date” in Article 1 is hereby amended and restated to read in full as follows:

““Maturity Date” means the earlier of the following dates:  (a) the Original Maturity Date or, if Borrower has exercised its extension option pursuant to and in accordance with Section 2.9 hereof, the Extended Maturity Date, or (b) any earlier date on which all of the Loans shall become due, whether by acceleration, mandatory prepayment or otherwise, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

(k)           The definition of “Maximum Commitment Amount” in Article 1 is hereby amended and restated to read in full as follows:

““Maximum Commitment Amount” means, at any time, an amount equal to One Billion Dollars ($1,000,000,000), subject to increase pursuant to, and on the terms and subject to the conditions set forth in Section 2.17, and to decrease pursuant to the provisions of Section 2.7.”

(l)             The definition of “Original Maturity Date” in Article 1 is hereby amended and restated to read in full as follows:

““Original Maturity Date” means December 31, 2017.”

(m)         Section 2.9 is hereby amended and restated to read in full as follows:

“Section 2.9                Extension of Original Maturity Date.

Upon Borrower’s written request, delivered to Administrative Agent at least sixty (60) days and not more than ninety (90) days prior to the Original Maturity Date, Borrower shall have the right to extend the Original Maturity Date for the Extension Period, provided that:

(a)                No Default or Event of Default shall have occurred and remain uncured on the Original Maturity Date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

(b)                The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as of the Original Maturity Date as though made on and as of that date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

(c)                 Borrower shall have paid to Administrative Agent, for the account of the Lenders, an extension fee equal to twenty (20) basis points multiplied by the Maximum Commitment Amount on the Original Maturity Date.  The Extension Fee shall be determined as of the date Borrower provides the extension notice for the Extension Period and shall be paid by Borrower on the first day of the Extension Period; and

(d)                Borrower shall have executed, acknowledged and delivered to Administrative Agent such documents as Administrative Agent reasonably determines to be necessary to evidence the extension of the Original Maturity Date.”

(a)           Section 2.17.1 is hereby amended and restated to read in full as follows:

“Section 2.17.1.     Request for Increase.

Subject to the provisions of Section 2.7, on the terms and subject to the conditions set forth in this Section 2.17, Borrower shall have (A) a one‑time right prior to the Original Maturity Date and (B) a one‑time right during the Extension Period, by written notice to Administrative Agent, to request an increase in the Maximum Commitment Amount by (i) first permitting any Lender to increase its Commitment (and accordingly increase the Maximum Commitment Amount by such amount), or (ii) thereafter inviting any Eligible Assignee that has previously been approved by Administrative Agent in writing to become a Lender under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Maximum Commitment Amount by such amount); provided, however, that in no event shall such actions cause the Maximum Commitment Amount to increase above $1,500,000,000.”

(b)          Section 3.1.5 is hereby amended by adding the following at the end of such Section:

“If a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA, if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Foreign Lender has complied with such Foreign Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.”

(c)           Section 6.10 is hereby amended and restated to read in full as follows:

“Certain Debt Limitations.  (a) The Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not exceed the Availability at any time; and (b) the amount of Secured Debt at the end of each calendar quarter shall not exceed 40% of the Gross Asset Value at such time.”

(d)          Section 6.12 is hereby amended and restated to read in full as follows:

“Maximum Unsecured Debt Leverage Ratio.  The ratio determined at the end of each calendar quarter of (a) the Unencumbered Asset Value for the four consecutive calendar quarter period ending on such date divided by (b) the amount of Unsecured Debt for such four calendar quarter period shall not be less than 1.50:1.0.”

(e)           Section 6.13 is hereby is hereby amended and restated to read in full as follows:

“During the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that Guarantor must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857.”

(f)            The following new Section 7.17 is hereby added as follows:

“Section 7.17.  OFAC; FCPA.  None of (a) Borrower, any Subsidiary (as hereinafter defined) of Borrower or Guarantor and (b) each Person that, directly or indirectly, is in Control (as hereinafter defined) of a Person described in clause (a) above, is currently subject to any United States sanctions administered by the Office of Foreign Asset Control of the Department of Treasury of the United States (“OFAC”); and Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.  In addition, Borrower hereby agrees to provide to Lenders any additional information that a Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.  For purposes of this Section 7.17, (i) “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests  are, as of such date, directly or indirectly owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) “Control” shall mean the direct or indirect (x) ownership of, or power to vote, 51% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of a Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of a Person whether by ownership of equity interests, contract or otherwise.  To Borrower’s knowledge, no part of the proceeds of the Loans or the Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.”

(g)          Section 9.8 is hereby is hereby amended and restated to read in full as follows:

“Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers or the Joint Book Runners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their respective capacities, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.”

(h)           To give effect to the increase in the Maximum Commitment Amount hereunder, the joinder of the Additional Lenders and the changes in the Commitment of the Existing Lenders, Schedule 1.1 to the Credit Agreement is hereby amended and replaced with Schedule 1.1 attached hereto.

3.                    Loan Documents.  Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Fourth Amendment.

4.                   Borrower’s Ratification.  Borrower agrees that it has no defenses or set-offs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  Borrower hereby ratifies and confirms its obligations under the Loan Documents and agrees that the execution and delivery of this Fourth Amendment does not in any way diminish or invalidate any of its obligations thereunder.

5.                   Guarantor Ratification.  Guarantor agrees that it has no defenses or set-offs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Guaranty, which is in full force and effect, and that all of the terms and conditions of the Guaranty not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  Guarantor hereby ratifies and confirms its obligations under the Guaranty and agrees that the execution and delivery of this Fourth Amendment does not in any way diminish or invalidate any of its obligations thereunder.

6.                   Representations and Warranties.  Borrower hereby represents and warrants to Lenders that:

(a)           The representations and warranties made in the Credit Agreement, as amended by this Fourth Amendment, are true and correct in all material respects as of the date hereof;

(b)          After giving effect to this Fourth Amendment, no Default or Event of Default under the Credit Agreement or the other Loan Documents exists on the date hereof;

(c)           This Fourth Amendment has been duly authorized, executed and delivered by Borrower so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles;

(d)          The Joinder Pages to this Fourth Amendment have been duly authorized, executed and delivered by Guarantor; and

(e)           No material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, Guarantor or any of their subsidiaries or Affiliates has occurred since the date of the last financial statements of the afore-mentioned entities which were delivered to Administrative Agent.

All of the above representations and warranties shall survive the making of this Fourth Amendment.

7.                   Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Administrative Agent and its counsel, of the following conditions precedent:

(a)           Borrower shall have delivered to Administrative Agent the following, all of which shall be in form and substance satisfactory to Administrative Agent and shall be duly completed and executed (as applicable):

(i)              This Fourth Amendment;

(ii)            The Replacement Notes and the Additional Notes, as more fully set forth in Section 8 below;

(iii)           Evidence that the execution, delivery and performance by Borrower and Guarantor, as the case may be, of this Fourth Amendment have been duly authorized by Borrower and Guarantor, as the case may be, and that this Fourth Amendment has been duly executed and delivered by Responsible Officers of Borrower and Guarantor, as the case may be; and

(iv)           Such additional documents, certificates, opinions and information as Administrative Agent may require pursuant to the terms hereof or otherwise reasonably request.

(b)          The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.

(c)           After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

(d)          Borrower shall have paid to Administrative Agent, (i) any fees required to be paid by Borrower to Administrative Agent for its benefit or the benefit of the Lenders in connection with the Increased Commitment Amount as agreed to by Borrower and Administrative Agent; and (ii) all other costs and expenses of Administrative Agent in connection with preparing and negotiating this Fourth Amendment, including, but not limited to, reasonable attorneys’ fees and costs.

8.                    Replacement and Additional Notes.  Concurrently with the execution and delivery of this Fourth Amendment, Borrower shall execute and deliver (i) to each Existing Lender, a replacement Revolving Note in the face amount of the Increased Commitment of such Existing Lender as set forth on Exhibit A attached hereto and (ii) to each Additional Lender, a Revolving Note in the face amount of the Commitment of such Additional Lender as set forth on Exhibit A attached hereto, in each case in the form of Exhibit G-1 attached to the Credit Agreement.  The replacement Revolving Note to each Existing Lender shall evidence any outstanding Loans of such Existing Lender and upon receipt thereof the existing Revolving Note to such Existing Lender shall be cancelled and returned to Borrower.

9.                   Joinder by Additional Lenders.  Effective on the Effective Date, each Additional Lender hereby joins in and becomes a party to the Credit Agreement with the Commitment set forth opposite its name on Exhibit A attached hereto, agrees to be bound by the provisions of the Credit Agreement and shall have the rights and obligations of a Lender thereunder and under any other document issued in connection therewith.  Each Additional Lender hereby makes and agrees to be bound by all of the terms and conditions set forth in Section 10.5(b) of the Credit Agreement as if it were an assignee of its Commitment under the provisions of Section 10.5 of the Credit Agreement.

10.                Adjusting Payments.  As of the Effective Date, Administrative Agent shall notify each Lender as to the adjusting payments which will be required to be made to the outstanding Loans of each Lender in order to give effect to the increase in the Maximum Commitment Amount and the increase to and addition of the individual Commitments of certain Lenders pursuant to this Fourth Amendment so that after such adjusting payments are made each Lender’s outstanding Loans evidenced by such Lender’s Revolving Note shall be in an amount equal to its Pro Rata Share of all outstanding Loans.  On the Effective Date each Lender agrees to pay to the other Lenders the amounts, if any, specified by Administrative Agent in such notice.

11.                 Miscellaneous.

(a)          All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Administrative Agent in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby.  To the extent that any term or provision of this Fourth Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b)          Except as expressly provided herein, the execution, delivery and effectiveness of this Fourth Amendment shall neither operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c)           This Fourth Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(d)          In the event any provisions of this Fourth Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(e)           This Fourth Amendment shall be governed by and construed according to the laws of the State of California, without giving effect to any of its choice of law rules.

(f)            This Fourth Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)          The headings used in this Fourth Amendment are for convenience of reference only, do not form a part of this Fourth Amendment and shall not affect in any way the meaning or interpretation of this Fourth Amendment.

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IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Fourth Amendment to be executed by their duly authorized officers as of the date first above written.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

BY:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

	By:	/s/ Mark J. Mikl
Name: Mark J. Mikl
Title: Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Nicolas Zitelli
Nicolas Zitelli, Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as L/C Issuer, Swing Line Lender and Lender

By:	/s/ Nicolas Zitelli
Nicolas Zitelli, Vice President

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UNION BANK, N.A.,
as Lender

By:	/s/ Thomas E. Little
Name: Thomas E. Little
Title: Vice President

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COMERICA BANK, a Texas Banking Association
as Lender

By:	/s/ Sam F. Meehan
Name: Sam F. Meehan
Title: Vice President

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US BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Christopher Osborn
Christopher Osborn
Senior Vice President

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CAPITAL ONE, N.A.

By:	/s/ Frederick Denecke
Name: Frederick Denecke
Title: Senior Vice President

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BANK OF THE WEST,
as Lender

By:	/s/ Michael Pavao
Name: Michael Pavao
Title: Vice President

By:	/s/ Ben Arroyo
Name: Ben Arroyo
Title: Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Kevin A. Stacker
Name: Kevin A. Stacker
Title: Vice President

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BANK OF MONTREAL, as Lender

By:	/s/ Gwendolyn Gatz
Name: Gwendolyn Gatz
Title: Vice President

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CITIBANK, N.A., as Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

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HSBC BANK USA, N.A., as Lender

By:	/s/ Jack P. Kissane
Name: Jack P. Kissane
Title: Vice President

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JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Marc Constantino
Name: Marc Constantino
Title: Executive Director

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CITY NATIONAL BANK, a national banking association,
as Lender

By:	/s/ Katie Davidson
Katie Davidson
Vice President

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REGIONS BANK, as Lender

By:	/s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

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BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steve Whitcomb
Name: Steve Whitcomb
Title: Senior VP

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JOINDER PAGE

Essex Property Trust, Inc., a Maryland corporation, as the “Guarantor” under the Credit Agreement hereby joins in the execution of this Fourth Amendment to make the affirmations set forth in Section 5 of this Fourth Amendment and to evidence its agreement to be bound by the terms and conditions of this Fourth Amendment applicable to it.  The party executing this Joinder Page on behalf of Guarantor has the requisite power and authority, and has been duly authorized, to execute this Joinder Page on behalf of Guarantor.

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, as Guarantor

By:	/s/ Mark J. Mikl
Name: Mark J. Mikl
Title: Senior Vice President

EXHIBIT A TO FOURTH AMENDMENT

EXISTING LENDERS

Existing Lenders	Original Commitment	Increased Commitment
PNC Bank, National Association	$75,000,000	$40,000,000
Bank of the West	$40,000,000	$25,000,000
Capital One, N.A.	$30,000,000	$20,000,000
US Bank, National Association	$60,000,000	$55,000,000
Union Bank, N.A.	$60,000,000	$55,000,000
Wells Fargo Bank, National Association	$60,000,000	$40,000,000
Bank of Montreal	$40,000,000	$10,000,000
Citibank, N.A.	$60,000,000	$40,000,000
JPMorgan Chase Bank, N.A.	$65,000,000	$35,000,000
HSBC Bank USA, N.A.	$10,000,000	$40,000,000
TOTAL:	$500,000,000

ADDITIONAL LENDERS

Additional Lenders	Commitment
Branch Banking and Trust Company	$30,000,000
City National Bank	$30,000,000
Regions Bank	$50,000,000

A-1

SCHEDULE 1.1 TO CREDIT AGREEMENT

LENDERS’ NAMES, COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

PNC Bank, National Association	$115,000,000	11.5000000%
Bank of West	$65,000,000	6.5000000%
Capital One, N.A.	$50,000,000	5.0000000%
Comerica Bank	$30,000,000	3.0000000%
US Bank, National Association	$115,000,000	11.5000000%
Union Bank, N.A.	$115,000,000	11.5000000%
Wells Fargo, National Association	$100,000,000	10.0000000%
Bank of Montreal	$50,000,000	5.0000000%
Citibank, N.A.	$100,000,000	10.0000000%
JPMorgan Chase Bank, N.A.	$100,000,000	10.0000000%
HSBC Bank USA, N.A.	$50,000,000	5.0000000%
Branch Banking and Trust Company	$30,000,000	3.0000000%
City National Bank	$30,000,000	3.0000000%
Regions Bank	$50,000,000	5.0000000%
Total	$1,000,000,000	100.00%

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